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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State of incorporation or organization)	36-3297908 (I.R.S. Employer Identification No.)
225 West Wacker Drive Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-115209

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        Information with respect to the Common Stock, no par value per share ("Common Stock"), of Morningstar, Inc., an Illinois corporation ("Morningstar"), is incorporated by reference to the section captioned "Description of Capital Stock" in the Prospectus which constitutes part of Morningstar's Registration Statement on Form S-1 (No. 333-115209) initially filed with the Securities and Exchange Commission (the "Commission") on May 6, 2004, and amended by Amendment No. 1 to the Registration Statement, filed with the Commission on February 3, 2005, Amendment No. 2 to the Registration Statement, filed with the Commission on March 16, 2005, Amendment No. 3 to the Registration Statement, filed with the Commission on April 8, 2005, and Amendment No. 4 to the Registration Statement, filed with the Commission on April 29, 2005, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.    Exhibits.

        The following exhibits are filed as a part of this Registration Statement.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of Morningstar (incorporated by reference to Exhibit 3.1 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).
3.2	Amended and Restated By-laws of Morningstar (incorporated by reference to Exhibit 3.2 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MORNINGSTAR, INC.
Date: April 29, 2005	By:	/s/ MARTHA DUSTIN BOUDOS Name: Martha Dustin Boudos Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of Morningstar (incorporated by reference to Exhibit 3.1 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).
3.2	Amended and Restated By-laws of Morningstar (incorporated by reference to Exhibit 3.2 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).
4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Morningstar's Registration Statement on Form S-1 (No. 333-115209)).

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX